UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

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TEL-INSTRUMENT ELECTRONICS CORP
(Exact name of registrant as specified in its charter)

New Jersey	33-18978	22-1441806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
728 Garden St Carlstadt, New Jersey 07072	(201) 933-1600
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7  -  Regulation FD

Item 7.01.     Regulation FD Disclosure.

On March 6 2008, Tel-Instrument Electronics Corp announced that it has been awarded a $2.17 million purchase order from the U.S. Navy for 83 AN/USM-708 (CRAFT) flight line test sets and related documentation. This increases the number of pilot production orders from 15 to 98. This order is expected to be substantially completed during the 2008 calendar year.

As announced on February 29, 2008, total maximum order quantities for this indefinite-delivery/indefinite-quantity (IDIQ) AN/USM-708 contract were recently increased by the Navy from 750 units to 1,200 units, with the maximum contract value increasing to approximately $27 million.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP

Date:	March 10, 2008	By:	/s/ Harold K. Fletcher
Harold K. Fletcher
Chairman and President